     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 22, 1998

                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                             ---------------------

                              MEDIAONE GROUP, INC.

             (Exact name of registrant as specified in its charter)

                  DELAWARE                                       84-0926774
      (State or other jurisdiction of                         (I.R.S. Employer
       incorporation or organization)                      Identification Number)

                            188 INVERNESS DRIVE WEST
                           ENGLEWOOD, COLORADO 80112
                                 (303) 858-3000
      (Name, address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

           STEPHEN E. BRILZ, ESQ.               PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:
            MEDIAONE GROUP, INC.                             AKIKO MIKUMO, ESQ.
              5613 DTC PARKWAY                             WEIL, GOTSHAL & MANGES
         ENGLEWOOD, COLORADO 80155                            767 FIFTH AVENUE
               (303) 858-3511                             NEW YORK, NEW YORK 10153
  (Name, address, including zip code, and                      (212) 310-8000
              telephone number
  of agent for service for the registrant)

                            ------------------------

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement, as determined by market conditions.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-57187

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / / __________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                      PROPOSED MAXIMUM
              TITLE OF EACH CLASS OF                     AGGREGATE
                    SECURITIES                            OFFERING             AMOUNT OF
                 TO BE REGISTERED                        PRICE (1)          REGISTRATION FEE
Debt Securities of MediaOne Group, Inc............      $300,000,000            $88,500

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus in the Registration Statement No. 333-57187 and Amendment No. 1 thereto is a combined prospectus and relates to Registration Statement No. 33-62451 and the related amendments thereto for the purpose of calculating the registration fee pursuant to Rule 457. For the purpose of calculating the amount of debt securities to be registered pursuant to this Registration Statement, Registration Statement No. 333-57187 and Amendment No. 1 thereto registered $1,500,000,000 of debt securities.

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
              INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT
                        ON FORM S-3, FILE NO. 333-57187

    MediaOne Group, Inc. (the "Company") hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 and Amendment No. 1 thereto (File No. 333-57187) declared effective on July 10, 1998 by the Securities and Exchange Commission (the "Commission"), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein.

ITEM 16.  EXHIBITS.

    Exhibits identified in parentheses below are on file with the Securities and Exchange Commission and are incorporated herein by reference to such previous filings. All other exhibits are provided as part of this electronic transmission.

  5           --      Opinion of Stephen E. Brilz
  23-A        --      Consent of Arthur Andersen LLP
  23-B        --      Consent of PricewaterhouseCoopers LLP
  23-E        --      Consent of Stephen E. Brilz is contained in the opinion of counsel filed as Exhibit 5
  (24)        --      Powers of Attorney (Exhibit 24 to Registration Statement No. 333-57187)

------------------------

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, MEDIAONE GROUP, INC. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ENGLEWOOD, STATE OF COLORADO, ON THE 22ND DAY OF JULY, 1998.

                                          MEDIAONE GROUP, INC.

                                          By         /S/ STEPHEN E. BRILZ

                                            ------------------------------------
                                                      STEPHEN E. BRILZ

                                                    Assistant Secretary

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW BY THE FOLLOWING DIRECTORS AND OFFICERS OF MEDIAONE GROUP, INC. IN THE CAPACITIES AND ON THE DATE INDICATED.

PRINCIPAL EXECUTIVE OFFICER:

    CHARLES M. LILLIS*               President and Chief
                                      Executive Officer

PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:

    RICHARD A. POST*                 Executive Vice President
                                      and Chief Financial
                                      Officer

DIRECTORS:

    GRANT A. DOVE*
    PIERSON M. GRIEVE*
    CHARLES M. LILLIS*
    CHARLES P. RUSS, III*
    LOUIS A. SIMPSON*
    JOHN SLEVIN*

*By        /s/ STEPHEN E.
    BRILZ
 ----------------------------------
         Stephen E. Brilz
         Attorney-in-Fact

Dated: July 22, 1998